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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated September 23, 2003, accompanying the consolidated financial statements included in the Annual Report of DualStar Technologies Corporation on Form 10-K/A for the year ended June 30, 2003. We hereby consent to the incorporation by reference of said report in the Registration Statements of DualStar Technologies Corporation on Form S-8 (File No. 33-97708, effective October 3, 1995, and File No. 333-88659, effective October 8, 1999).




GRASSI & CO., CPAS, P.C.


Lake Success, New York
October 3, 2003